Exhibit 3.32

CERTIFICATE OF FORMATION

OF

LIBERTY PROPANE OPERATIONS, LLC

This Certificate of Formation, dated July 23, 2003, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is: “Liberty Propane Operations, LLC”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

EXECUTED as of the date written first above.

By:	/s/ Matthew R. Pacey
Name:	Matthew R. Pacey
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:34 PM 07/23/2003 FILED 05:34 PM 07/23/2003 SRV 030483109 – 3684901 FILE